EXHIBIT NO. 99(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated January 10, 2011 appearing in Post-Effective Amendment No. 77 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on September 28, 2005.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
March 25, 2011